Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-64187, 333-107114 and 333-132036 and Post-effective Amendment No. 1 to Form S-8 No. 033-64187) pertaining to The Lincoln Electric Company Employee Savings Plan of Lincoln Electric Holdings, Inc. of our report dated June 26, 2009, with respect to the financial statements and schedule of The Lincoln Electric Company Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Cleveland, Ohio
June 26, 2009

17